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                           AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby consent to the joint filing of a single Schedule 13D on their behalf and to the joint filing of any single amended Schedule 13D statements thereto with respect to the ownership by each of the undersigned of shares of Common Stock of the Issuer. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

     Dated: May 17, 2001

                                        THE NEWS CORPORATION LIMITED


                                        By:/s/ Arthur M. Siskind
                                           ---------------------
                                        Name:  Arthur M. Siskind
                                        Title: Executive Director


                                        SKY GLOBAL NETWORKS


                                        By:/s/ Arthur M. Siskind
                                           ---------------------
                                        Name:  Arthur M. Siskind
                                        Title: Senior Executive Vice President

                                        By:        *
                                           --------------------
                                        Name: K. Rupert Murdoch



                                        NEWS PUBLISHING AUSTRALIA LIMITED


                                        By:/s/ Arthur M. Siskind
                                           ---------------------
                                        Name:  Arthur M. Siskind
                                        Title: Senior Executive Vice President


*By:/s/ Arthur M. Siskind
    ---------------------
Name:  Arthur M. Siskind
Title: Attorney-in-Fact

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